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Exhibit 4.6

AKELA PHARMA INC.
LOCK-UP AGREEMENT

            , 2007

LAZARD CAPITAL MARKETS LLC

c/o Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, NY 10020

Ladies and Gentlemen:

        This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by Akela Pharma Inc., a corporation organized under the laws of Canada (the "Company"), and Lazard Capital Markets LLC ("Lazard") and the other underwriters named in Schedule I to the Underwriting Agreement, with respect to the public offering (the "Offering") of common shares, without par value, of the Company (the "Stock").

        In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the "Lock-Up Period") beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, without the prior written consent of Lazard (which consent may be withheld in Lazard's sole discretion), the undersigned will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act") with respect to, any Stock or any securities convertible into or exercisable or exchangeable for Stock, or warrants or other rights to purchase Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Stock or any securities convertible into or exercisable or exchangeable for Stock, or warrants or other rights to purchase Stock or any such securities, whether any such transaction is to be settled by delivery of Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters (as defined in the Underwriting Agreement) of any Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (d) transfers occurring by bequest by will, operation of law, such as rules of descent and distribution, or statutes governing the effects of merger or qualified domestic order, (e) transfers by the undersigned between or among any of its affiliates, and, if a limited partnership, limited liability company or corporation, to any limited or general partner, member or corporate subsidiary, or (f) transactions relating to shares of Stock or other securities acquired in open market transactions after the completion of the Offering; provided, that in the case of any transfer pursuant to clauses (b) through (f) above, each transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer. For purposes of this paragraph, "immediate family" shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

        For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to exercise any options or other convertible securities granted under any benefit plan of the Company.

        In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised. The undersigned also hereby waives any rights the undersigned may have to require registration of Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of Lazard, make any demand for, or exercise any right with respect to, the registration of Stock or any securities convertible into or exercisable or exchangeable for Stock, or warrants or other rights to purchase Stock or any such securities.

        Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

        The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Lazard to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

        The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities of the Company held by the undersigned except in compliance with this Lock-Up Agreement.

        If (i) the Company notifies Lazard in writing that it does not intend to proceed with the Offering or (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, this Lock-Up Agreement shall be terminated as of the date of such notice or withdrawal and the undersigned shall be released from its obligations hereunder.

        The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Stock.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement as of the    day of            , 2007.

                      Very truly yours,

                      Printed Name:

                      Capacity:

                      (Indicate capacity of person signing if signing as
                      custodian or trustee or on behalf of an entity)

                      Address:

[Signature Page to Lock-Up Agreement]

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  Exhibit 4.6
AKELA PHARMA INC. LOCK-UP AGREEMENT